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                                                                    Exhibit 99.2

                       PREFERRED STOCK PURCHASE AGREEMENT

                             AVATECH SOLUTIONS, INC.

     This Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of the _____ day of ______________, 2003, by and among Avatech Solutions Inc., a Delaware corporation (the "Company"), and each of the persons and/or entities identified on Schedule 1 hereto (the "Purchasers").

                                    RECITALS

     WHEREAS, the Company wishes to sell to the Purchasers shares of Series C Convertible Preferred Stock (the "Shares"), pursuant to the terms and conditions set forth below; and

     WHEREAS, the Purchasers wish to purchase the Shares on the terms and subject to the conditions set forth below;

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and the Purchasers hereby agree as follows:

SECTION 1:  PURCHASE AND SALE OF PREFERRED STOCK

     1.1. Authorization of Shares. On or after the Closing Date (as defined in
Section 1.4), (a) the Company shall have authorized the issuance of the Shares to Purchasers, and (b) the Company shall have reserved the proper number of shares of Common Stock of the Company issuable upon conversion of the Shares (the "Conversion Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in a certificate of designations filed with the Secretary of the State of Delaware, substantially in the form attached hereto as Exhibit A (the "Designation").

     1.2. Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to issue to each Purchaser that number of Shares set forth opposite each Purchaser's name on Schedule 1. In exchange for the issuance of the Shares, each Purchaser agrees to purchase the Shares at a purchase price of $1.69 per share, for a total price as set forth opposite the Purchaser's name on
Schedule 1 (the "Total Purchase Price").

     1.3 Election to Purchase Additional Shares. The Purchaser may elect to purchase additional shares of Series C Convertible Preferred Stock of the Company (the "Additional Shares") on the same terms and conditions contained in this Agreement, except as specifically set forth in this Section 1.3. This election (the "Additional Share Election") must be received by the Company, in writing on or before the first anniversary of the Closing Date.

          (a) Price. In the event that a Purchaser makes an Additional Share Election, the "Conversion Price" of any Shares purchased will be $2.50 per share. The "Additional Share Purchase Price" shall be the Conversion Price multiplied by the number of Additional Shares.

          (b) Number of Shares. Each Purchaser may elect under this Section 1.3 to purchase any whole number of Additional Shares, up to the amount of the Total Purchase Price.

          (c) Delivery. The Additional Shares and the Additional Share Purchase Price shall be issued and delivered (the "Additional Share Closing") at such time (the "Additional Share Closing Date") and place and by such method as agreed upon by the Company and the Purchaser. As soon as practicable after the issuance of the Additional Shares, the Company will deliver to each Purchaser a certificate representing the Additional Shares.

                                      E-11

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          (d) Application of Entire Agreement. Except where specifically superceded by a provision of this Section 1.3, the term "Share" or "Shares" in this Agreement shall be construed to include Additional Shares. Notwithstanding this construction, no portion of this Agreement shall be construed to provide rights to a Purchaser with respect to Additional Shares which have not yet been issued or which are not yet eligible for registration.

     1.4. Closing. The issuance of the Shares (but not any Additional Shares) under this Agreement (the "Closing") shall take place on ________________, 2003 (the "Closing Date"). At or as soon as practicable after the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares set forth opposite that Purchaser's name on Schedule 1, against delivery to the Company of this executed Agreement, and the Purchaser will deliver the Total Purchase Price to the Company.

     1.5 Covenants of the Company related to Conversion. The Company agrees, at all times from the Closing Date until all of the Shares are converted into Conversion Shares, to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion of the Shares into Conversion Shares, the number of shares of its common stock as are then required to effect the conversion of all outstanding Shares.

SECTION 2: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company, as applicable, hereby represents and warrants to each Purchaser as follows:

     2.1. Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to file the Designation (collectively, the "Preferred Stock Agreement"), to issue and sell the Shares, to carry out the provisions of the Preferred Stock Agreement, and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary; except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     2.2. Capitalization. The authorized capital stock of the Company, immediately prior to the Closing and prior to filing the Designation, consists of a total of 25,000,000 shares, of which (a) 22,500,000 shares are Common Stock, of which 2,965,958 shares are issued and outstanding and 657,808 shares of which are reserved for future issuance upon the exercise of any stock options granted under the 1998, 2000, and 2002 Stock Option Plans, the 2003 Restricted Stock Award Plan, and upon the exercise of outstanding warrants and (b) 2,500,000 shares are Preferred Stock, of which 100,000 shares are designated Series A Junior Participating Preferred Stock and 1,202,463 are designated as Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (x) have been duly authorized and validly issued, (y) are fully paid and nonassessable, and (z) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Designation, the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and federal securities laws.

     2.3. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders, necessary for the authorization of this Agreement and the Designation, the performance of all obligations of the Company thereunder, and the authorization, sale, issuance and delivery of the Shares and Conversion Shares thereto have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable law related to the enforceability of the indemnification provisions set forth in Section 5 of this Agreement. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

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     2.4.  Registration Statement on Form S-1. A draft or filed version of a
Registration Statement on Form S-1, dated February ___, 2003 (the "Registration Statement") was provided to each Purchaser and, when filed, will be available at http://www.sec.gov. The Registration Statement contains information regarding the current businesses of the Company and certain information regarding future plans of the company.

     2.5. Compliance With Other Instruments. The Company is not in violation of or default under (a) any term of its certificate of incorporation or bylaws, (b) any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound, (c) any judgment, decree, order, writ or, to the Company's knowledge, or (d) any statute, rule or regulation applicable to the Company, which violation of or default under would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with the Preferred Stock Agreement, and the issuance and sale of the Shares and the Conversion Shares pursuant thereto will not, with or without the passage of time or giving of notice, result in any such material violation or be in conflict with or constitute a default under any such term or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any permit license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.6. Litigation. Except as set forth in the Registration Statement, there are no actions, suits, or legal, administrative, or other proceedings or investigations pending or, to the Company's knowledge, threatened before any court, agency, or other tribunal to which the Company is a party or against or affecting any of the property, assets, businesses, or financial condition of the Company. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party.

     2.7. Governmental Approvals: Third Party Consents. Except for certain filings required by federal and state securities laws, all consents, approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of the Preferred Stock Agreement and the performance of the transactions contemplated thereby (including the issuance and sale of the Shares and Conversion Shares) have been obtained by the Company or shall be obtained prior to the Closing or the Additional Share Closing, as applicable. The Company has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

     2.8. Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 3 hereof, the offer, sale, and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified or are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

     2.9. Disclosure. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement or provided to the Purchasers in writing in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing related to future events, or the projected future financial performance of the Company, including any financial projections, or descriptions of potential strategic or business relationships between the Company and third parties.

     2.10. No Integrated Offering. Neither the Company, any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

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SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company as follows:

     3.1. Requisite Power and Authority.

          (a) If the Purchaser is an individual, the Purchaser has all requisite power and authority under all application provisions of law to execute and deliver this Agreement and to carry out the provisions hereof.

          (b) If the Purchaser is a corporation, limited liability company, or limited partnership, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, partnership or corporate power and authority to own its assets and operate its business. If the Purchaser is a corporation, limited liability company, or limited partnership, the Purchaser has all necessary corporate, limited liability company, or partnership power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions hereof. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing or the Additional Share Closing, as applicable.

          (c) Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) applicable law related to the enforceability of the indemnification provisions set forth in Section 5 of this Agreement.

     3.2. Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares and/or the Conversion Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Each Purchaser, as to itself, hereby represents and warrants to the Company as follows:

          (a) Acquisition for Own Account. Purchaser is acquiring the Shares for the Purchaser's own account for investment purposes only, and not with a view towards their distribution.

          (b) Accredited Investor Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (c) Company Information. Purchaser has had an opportunity to ask questions of, and receive answers from, directors, officers and management of the Company relating to the Company's business, management, and financial affairs and to the terms and conditions of this investment. Purchaser has had a chance to review the Registration Statement provided to the Purchaser.

          (d) Rule 144. Purchaser acknowledges and agrees that the Shares and/or the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company; the resale occurring not less than one year after a party has purchased and paid for the security to be sold; the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Act); and the number of securities being sold during any three-month period not exceeding specified limitations.

          (e) Residence. The residence of Purchaser (if an individual), or the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser as stated on the signature pages hereto.

SECTION 4: CONDITIONS TO CLOSING.

     4.1. Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to accept the Shares at the Closing, or the Additional Shares at the Additional Share Closing, are subject to the satisfaction, at or prior to the Closing or the Additional Share Closing, as applicable, of the following conditions:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing or the Additional Share Closing, as applicable, with the same force and effect as if they had been made as of the Closing Date or the Additional Share Closing Date, as applicable, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing or the Additional Share Closing, as applicable.

          (b) Legal Investment. On the Closing Date or the Additional Share Closing Date, as applicable, the issuance of the Shares, and the proposed issuance of the Conversion Shares, shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

          (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Preferred Stock Agreement (except for such as may be properly obtained subsequent to the Closing or the Additional Share Closing, as applicable).

          (d) Filing of Designation. The Designation shall have been filed with the Secretary of State of the State of Delaware.

          (e) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company, as Purchasers shall have reasonably requested.

          (f) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

          (g)  Closing Certificates. The Company shall have delivered to
Purchasers:

               (i) a certificate of the Secretary of the Company dated as of the Closing Date, or the Additional Share Closing Date, as applicable, certifying as to the incumbency of the officers of the Company executing the Agreement and attaching thereto a copy of the Designation, as filed with the Secretary of State of the State of Delaware and a copy of the resolutions or consent of the board of directors of the Company authorizing and approving the Company's execution, delivery and performance of this Agreement and the filing of the Designation; and

               (ii) a certificate, executed by the Chief Executive Officer of the Company as of the Closing Date, or the Additional Share Closing Date, as applicable, certifying as to the fulfillment of all of the conditions of Purchasers' obligations under this Agreement.

          (h) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing or the Additional Share Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     4.2. Conditions to Obligations of the Company at Closing. The Company's obligation to issue the Shares at the Closing, or the Additional Share Closing, as applicable, is subject to the satisfaction, on or prior to the Closing, of the following conditions:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by Purchasers in Section 3 hereof shall be true and correct in all material respects at the Closing or the Additional Share Closing, as applicable, with the same force and effect as if they had been made on and as of the Closing Date or the Additional Share Closing Date, as applicable, and Purchasers shall have performed all obligations and conditions herein required to be performed or observed by Purchasers on or prior to the Closing or the Additional Share Closing, as applicable.

          (b) Filing of Designation. The Designation shall have been filed with the Secretary of State of the State of Delaware.

          (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Preferred Stock Agreement (except for such as may be properly obtained subsequent to the Closing or the Additional Share Closing, as applicable).

SECTION 5:  COVENANTS OF THE PARTIES FOR THE REGISTRATION PERIOD.

     5.1. Covenants of the Company to Register the Conversion Shares.

          (a) The Company shall file with the SEC, on or prior to the date which is one hundred and twenty (120) days after the Closing a registration statement on Form S-1 (or, if Form S-1 is not then available, on such form of registration statement as is then available, to effect a registration (the "New Registration Statement") of all of the shares covering the resale of the Registrable Securities (as defined below). The New Registration Statement (and each amendment or supplement thereto and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the review by) the Purchasers and a single firm of counsel designated by the Purchasers (the "Purchasers' Counsel") at least five business days prior to its filing or other submission in the case of the New Registration Statement, and at least two business days prior to its filing (or such lesser time as may be necessary) in the case of each amendment or supplement thereto.

          (b) "Registrable Securities" means the Conversion Shares and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution or in exchange for or otherwise with respect to the foregoing; provided, however, that Registrable Securities shall not include any such Registrable Securities that (i) have previously been registered pursuant to the Securities Act, (ii) are eligible for public resale under Rule 144(k) under the Securities Act, or (iii) are eligible for public resale under the Securities Act pursuant to an exemption from registration under the Securities Act.

          (c) The Purchasers may offer and sell the Registrable Securities pursuant to the New Registration Statement in an underwritten offering. In any such underwritten offering, the Purchasers who hold a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select the Purchasers' Counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event that any Purchasers elect not to participate in such underwritten offering, the New Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Purchasers participating in such underwritten offering and the Purchasers electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Purchasers to sell from time to time and at any time during the effectiveness of such New Registration Statement).

               (d) In connection with the registration of the Registrable Securities, the Company has the following obligations:

                    (i) The Company will prepare and file with the SEC, on or before 120 days following the Closing, the New Registration Statement, and will use its best efforts to cause such New Registration Statement to become effective as soon as practicable after such filing. The Company will keep such New Registration Statement effective pursuant to Rule 415 at all times until the earlier of (A) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Purchasers) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act and (B) such time as all the Registrable Securities have been sold (the "Registration Period").

                    (ii) The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the New Registration Statement and the prospectus used in connection with the New Registration Statement as may be necessary to keep the New Registration Statement effective at all times during the Registration Period and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the New Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the New Registration Statement.

                            The Company will furnish to each Purchaser whose
Registrable Securities are included in the New Registration Statement and to Purchasers' Counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the New Registration Statement and any amendments thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. At the request of any Purchaser, the Company will provide to that Purchaser (A) a copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC no later than the date of submission of such letter (including, without limitation, any request to accelerate the effectiveness of any New Registration Statement or amendments thereto), and, promptly upon receipt, each item of correspondence from the SEC or the staff of the SEC, in each case relating to the New Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and the Company will cooperate with each Purchaser in making all reasonable modifications requested by such Purchaser or Purchasers' Counsel to any portion of any letter or other correspondence from the Company to the SEC that addresses the transactions contemplated by this Agreement, (B) on or as soon as practicable after the date the New Registration Statement (or any amendments to the New Registration Statement) becomes effective (the "New Registration Effective Date"), a notice stating that the New Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

                    (iv) The Company will use its best efforts to (A) register and qualify the Registrable Securities covered by the New Registration Statement under the securities or "blue sky" laws of those jurisdictions in the United States as each Purchaser who holds Registrable Securities being offered reasonably requests, (B) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to the registrations or qualifications as may be necessary to maintain the effectiveness of the registrations or qualifications during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in the requested jurisdictions; provided, however, that the Company will not be required in connection herewith or as a condition thereto to (V) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d)(iv), (W) subject itself to general taxation in any such jurisdiction, (X) file a general consent to service of process in any such jurisdiction, (Y) provide any undertakings that cause the Company undue expense or burden, or (Z) make any change in its certificate of incorporation or bylaws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                    (v) In the event that the Purchasers who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                    (vi) As promptly as practicable after becoming aware of such event, the Company will notify each Purchaser by telephone or facsimile of the happening of any event of which the Company has knowledge and as a result of which the prospectus included in the New Registration Statement, as then in effect, includes an untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and will use its best efforts promptly to prepare a supplement or amendment to the New Registration Statement to correct the untrue statement or omission and deliver the number of copies of any supplement or amendment to each Purchaser as the Purchaser may reasonably request.

                    (vii) The Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the New Registration Statement and, if such an order is issued, to obtain the withdrawal of the order at the earliest practicable date (including in each case by amending or supplementing such New Registration Statement) and to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of the order and its resolution (and if the New Registration Statement is supplemented or amended, deliver such number of copies of any supplement or amendment to each Purchaser as the Purchaser may reasonably request).

                    (viii) In the event of an underwritten offering, at the request of any Purchaser whose Registrable Securities are included in the Registration Statement, the Company shall furnish, on the New Registration Effective Date (A) an opinion, dated as of the New Registration Effective Date, from counsel representing the Company, addressed to the Purchaser in the form delivered to the underwriters, if any opinion is delivered to the underwriters and (B) a letter, dated as of the New Registration Effective Date, from the Company's independent certified public accountants in the form delivered to the underwriters, if any such "Comfort Letter" is delivered to the underwriters.

                    (ix) The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the New Registration Effective Date.

                    (x) The Company will cooperate with the Purchasers who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities to be offered pursuant to the New Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may request, and, within three (3) business days after the New Registration Effective Date, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such New Registration Statement) an opinion of such counsel that such Registrable Securities have been registered under the Securities Act and that the restrictive legends on the certificates representing such Registrable Securities may be removed.

                    (xi) At the request of Purchasers who hold a majority-in-interest of the Registrable Securities, the Company will prepare and file with the SEC any amendments (including post-effective amendments) and supplements to the New Registration Statement and the prospectus used in connection with the New Registration Statement as are necessary to change the plan of distribution set forth in the New Registration Statement.

                    (xii) The Company will comply with all applicable laws related to the New Registration Statement and the offer and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC).

          (e) All reasonable expenses incurred by the Company or the Purchasers in connection with registrations, filings or qualifications pursuant to this
Section 5 (excluding brokers' fees, underwriting discounts and commissions, and similar selling expenses), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements of Purchasers' Counsel, not in excess of $15,000, shall be borne by the Company.

     5.2. Covenants of The Purchasers Related to Registration. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations.

           (a) The obligation of the Company under this Agreement to complete the registration of the Registrable Securities of a particular Purchaser is expressly conditioned on (i) the provision by the Purchaser to the Company of all information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as are reasonably required to effect the registration of such Registrable Securities and (ii) the execution by the Purchaser of all documents in connection with the registration as the Company may reasonably request. At least five (5) business days before the first anticipated filing date of the New Registration Statement the Company will notify each Purchaser of any information the Company requires from each such Purchaser.

           (b) Each Purchaser, by the Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the New Registration Statement, unless the Purchaser has notified the Company in writing of such Purchaser's election to exclude all of the Purchaser's Registrable Securities from the New Registration Statement.

           (c) In the event that Purchasers holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser's obligations under an underwriting agreement, in usual and customary form, including, without limitation, indemnification and contribution obligations, with the underwriter(s) of such offering and the Company, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of the Purchaser's election not to participate in such underwritten distribution.

           (d) A Purchaser may not participate in any underwritten distribution under this Agreement unless the Purchaser (i) agrees to sell the Purchaser's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5.1(d).

     5.3.  Mutual Indemnification Related to Registration.

           (a) Indemnification by the Company. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify each Purchaser, its affiliates, and their officers, directors, trustees, partners, employees, advisors and agents (including brokers or dealers acting on their behalf), and each person who controls the Purchaser (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by (i) any violation by the Company of the Securities Act, the Exchange Act, any state securities or blue sky laws or any rule or regulation thereunder, or (ii) any untrue or allegedly untrue statement of material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue or allegedly untrue statement or omission or alleged omission resulted from information that the Purchaser furnished in writing to the Company expressly for use therein or (ii) an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final prospectus, and such seller failed to deliver a copy of the final prospectus, which was provided to seller in a timely manner and in accordance with the delivery requirements of the Securities Act. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

           (b) Indemnification by Purchasers. In connection with any registration statement, each participating Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and each Purchaser agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, trustees, partners, employees, advisors and agents (including brokers or dealers acting on their behalf), and each person who controls the Company (within the meaning of the Securities Act and the Exchange
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or allegedly untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, but only to the extent that the untrue or allegedly untrue statement or omission or alleged omission is contained in or omitted from any information or affidavit the Purchaser furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by the Purchaser with respect to securities sold pursuant to such registration statement. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each participating Purchaser will indemnify the underwriters, their officers and directors and each person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

           (c) Indemnification Proceedings. Any person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement (i) that does not include as an unconditional term thereof the claimant's or plaintiff's release of the indemnified party from all liability concerning the claim or litigation or (ii) that contains any admission of guilt on the part of any indemnified party. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel in each applicable jurisdiction for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties.

           (d) Contribution. If the indemnification provided for in Section 5.3(a) or 5.3(b) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, (the "Unindemnified Losses") then each party responsible for indemnification under
Section 5.3(a) or 5.3(b) shall contribute to the amount paid or payable by the indemnified party as a result of any Unindemnified Losses in the proportion appropriate to reflect the relative fault of the Company and the participating Purchasers in connection with the statements or omissions that resulted in the Unindemnified Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the participating Purchasers will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the participating Purchasers and the parties' relative intent, knowledge, and opportunity to correct the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact.

           The parties to this Agreement agree that it would not be just and equitable if contribution pursuant this Section 5.3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary in this Agreement, no Purchaser contributing pursuant to this Section 5.3(d) will be required to contribute any amount in excess of the lesser of (i) the net proceeds of the offering (before deducting expenses, if any) received by that Purchaser, less the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the proportion of the total losses, claims, damages, liabilities or expenses indemnified against equal to the proportion of the total amount of securities sold under such registration statement sold by the participating Purchaser. Notwithstanding any other provision of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 6. MISCELLANEOUS.

     6.1. Governing Law. This Agreement shall be governed by the laws of the State of Maryland as such laws are applied to agreements between Maryland residents entered into and performed entirely in Maryland, without reference to the law of conflicts, except that the Delaware General Corporation Law will govern as to matters of corporate law.

     6.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     6.3. Entire Agreement. This Agreement, the Designation, Exhibits, Schedules, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.4. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.5. Amendment. This Agreement may be amended or modified only upon the written consent of the Company, and the holders representing at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted), except that Schedule 1 of this Agreement may be amended prior to the Closing Date to add or remove a Purchaser or change the number of Shares purchased by a Purchaser with the written consent of the Company and the affected Purchaser(s).

     6.6. Delays or Omissions. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. It is further agreed that any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     6.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of receipt and:
(a) the day sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (b) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal place of business and to Purchasers at the addresses set forth on the signature pages hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto pursuant to this Section 6.7.

     6.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.9. Counterparts. This Agreement may be delivered via facsimile and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.10. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

                      [Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                        COMPANY:

                                        AVATECH SOLUTIONS, INC.

                                        By:___________________________________
                                           Donald R. "Scotty" Walsh
                                           Chief Executive Officer


                                        PURCHASER:



                                        ______________________________________
                                        Signature


                                        ______________________________________

                                        Name and Title

                                        Address of Purchaser:

                                        ______________________________________

                                        ______________________________________

                                        ______________________________________

                                   SCHEDULE 1

     Purchaser                     Shares              Price
     ---------                     ------              -----

1.   ____________________          ___________         __________

2.   ____________________          ___________         __________

3.   ____________________          ___________         __________

4.   ____________________          ___________         __________

5.   ____________________          ___________         __________

6.   ____________________          ___________         __________

7.   ____________________          ___________         __________

     TOTAL:                        ___________         __________